Exhibit 99.1

Press Release

Ness Technologies To Be Acquired By an Affiliate of CVCI

Ness Stockholders to Receive $7.75 per Share in Cash in a Transaction Valued at $307 Million

Teaneck, NJ – June 10, 2011 – Ness Technologies, Inc. (NASDAQ: NSTC and TASE: NSTC), a global provider of information technology solutions and services, announced today that the company has entered into a definitive merger agreement under which an affiliate of Citi Venture Capital International (CVCI), a global private equity investment fund, will acquire the company in an all-cash transaction valued at approximately $307 million.

Under the terms of the agreement, Ness stockholders will receive $7.75 per share in cash for each share of common stock they hold, representing a premium of 17.6% over the closing price of the company’s shares on the Nasdaq Global Select Market on June 9, 2011, the last trading day prior to today’s announcement, or 22.2% over the average closing price of the company’s shares over the 30 trading days prior to June 10, 2011.

The company’s Board of Directors, acting upon the unanimous recommendation of a Special Committee of disinterested members of the company’s Board of Directors, approved the transaction as being in the best interests of Ness Technologies and its stockholders and recommends that the company’s stockholders approve the transaction.

“We believe this transaction provides attractive value for our stockholders and represents an exciting opportunity for Ness, our over-500 customers and our 6,900 employees to continue our growth and development in partnership with CVCI,” said Sachi Gerlitz, president and CEO, Ness Technologies. “We look forward to completing the transaction and continuing to provide superior solutions and services to our strong customer base, as we build upon our leadership position in our markets and continue to implement our strategic plan.”

“We are excited about the prospect of increasing our investment in Ness,” said Bob Khanna, CVCI’s Managing Director. “Ness is the leader in several segments of the IT services marketplace, serves the most sophisticated global clients and has an outstanding reputation for delivering complex projects. We look forward to working with management, employees and partners of all business units to ensure that Ness becomes even more valuable to its clients and fully leverages the strengths of its global network.”

P. Howard Edelstein, Chairman of the Special Committee, said: “After a thorough assessment, we concluded that the transaction with CVCI delivers significant value and is in the best interest of our stockholders.”

The transaction is subject to certain closing conditions, including approval of the company’s stockholders, antitrust regulatory approvals and other customary closing conditions. Ness’s stockholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. Ness expects the transaction to be completed in the next three to six months.

Jefferies & Company, Inc. is acting as financial advisor to the Special Committee, and managed the process for the Special Committee soliciting bids from both strategic and financial sponsors in response to an unsolicited indication of interest. BofA Merrill Lynch is acting as financial advisor to the Board of Directors of Ness. Citigroup Global Markets Inc. is acting as financial advisor to CVCI. Olshan Grundman Frome Rosenzweig & Wolosky LLP is acting as legal advisor to Ness, Ropes & Gray LLP is acting as legal advisor to the Special Committee and Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to CVCI.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC and TASE: NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; and system integration, application development, consulting and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With about 6,900 employees, Ness has operations in North America, Europe, Israel and India, has customers in over 20 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness, visit www.ness.com.

About Citi Venture Capital International

CVCI is a leader in global emerging markets private equity investing, and currently manages over $7 billion in equity investments and committed capital.  CVCI has an internationally integrated investment team with over 45 professionals worldwide with a local presence in Singapore, Mumbai, New Delhi, Hong Kong, London, New York and Santiago. CVCI-advised funds have made significant investments in Business Services and Cross-Border Outsourcing companies and have an established track record of investments in this sector and a global perspective of the trends and drivers in the industry. Over the last decade, funds and entities advised by CVCI have invested in business services and IT Services companies in China, the U.S., India, Mexico, and Korea.

CVCI is part of Citi Capital Advisors. Citi Capital Advisors is a global alternative asset management platform that offers a broad range of innovative strategies and products to select institutional and ultra-high-net-worth investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by these statements. Factors that could cause actual results to materially differ from those projected in forward-looking statements include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger; (iii)  risks related to disruption of management’s attention from the company’s ongoing business operations due to the merger; and (iv) the effect of the announcement of the merger on the company’s relationships with its customers, operating results and business generally.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under “Item 1A.  Risk Factors” in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2011, as amended, and in the company’s subsequent SEC filings.

The company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in the company’s expectations.

Additional Information about the Transaction and Where You Can Find It

In connection with the proposed transaction, the company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by Ness at the SEC’s website at www.sec.gov. The proxy statement (when available) and other relevant documents may also be obtained for free from Ness by directing a request to Investor Relations, Ness Technologies, 300 Frank W. Burr Boulevard, 7th Floor, Teaneck, NJ 07666, USA, telephone: +1 (201) 488-3262.

Ness and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain directors and executive officers of Ness have interests in the transaction that may differ from the interests of Ness stockholders generally, with respect to, among other things, acceleration of vesting of stock options, restricted stock and restricted stock units, and other benefits conferred under employment agreements and other arrangements. Certain information regarding the interests of such directors and executive officers is set forth in the company’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be described in the proxy statement relating to the transaction when it becomes available.

Ness Media Contacts: Maya Lustig Israel: +972-3-767-5110 Email: maya.lustig@ness.com	Ness Investor Relations Contacts: Drew Wright USA: 1-201-488-3262 Email: investor@ness.com
David Kanaan Intl: +972-54-425-5307 Email: media.int@ness.com	Maya Lustig Israel: +972-3-767-5110 Email: maya.lustig@ness.com